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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Danaher Corporation of our reports dated January 29, 2003, with respect to the consolidated financial statements and schedule of Danaher Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2002: File Nos. 333-83186, 333-56406, 333-59269, 333-14781 and
333-43772.

Baltimore, Maryland
March 27, 2003